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                                CANCELLATION AGREEMENT

    AGREEMENT made as of the 3rd day of October, 1996, between MID-CITY ASSOCIATES, a partnership with an office at 60 East 42nd Street, New York, New York 10165 (hereinafter called "Landlord"), and TRANS WORLD GAMING CORPORATION, a Nevada corporation with an office at One Penn Plaza, New York, New York 10119 (hereinafter called "Tenant").
                                 W I T N E S S E T H:

    WHEREAS, Landlord and Tenant are respectively the landlord and tenant under that certain lease, dated as of January 20, 1995, for part of the 43rd floor (Rooms 4303-4306) in the building known as One Penn Plaza, New York, New York (which lease, as it may have been modified or amended, is hereinafter called the "Lease"); and

    WHEREAS, Tenant has requested that Landlord cancel the Lease, and the Landlord and Tenant are willing to do so on the terms herein set forth.

    NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

1. The term of the Lease is hereby canceled effective as of Midnight on November 14, 1996 and shall cease and come to an end on that day with the same force and effect as though that were the original date set forth in the Lease for the expiration of its term, and Tenant shall deliver vacant, broom clean possession of the demised premises to Landlord on or before November 14, 1996. Tenant agrees that any of its property remaining in the demised premises after November 14, 1996 shall be deemed to be abandoned by Tenant, and Tenant hereby waives any of its ownership rights in and to such property.

2. In consideration of this Agreement, Tenant, upon execution hereof, shall pay to Landlord, by good and sufficient certified check to the order of Landlord's agent, Helmsley-Spear, Inc., the sum of $55,000.

3. Upon such cancellation and surrender of possession, neither party shall have any obligation to the other under the Lease, except as set forth in this Agreement.

4. Tenant agrees to duly execute and timely deliver to Landlord any forms, returns or other documents required to be executed or filed with any governmental authority in connection with this Agreement and to timely pay any transfer taxes, fees or other such charges due to any governmental authority in connection with this Agreement. The provisions of this paragraph shall survive the cancellation of the Lease.

5. The parties acknowledge and agree that the within Agreement is conditioned upon Landlord's entering into a fully executed lease agreement with Mitsubishi Electronics America, Inc., pursuant to which Rooms 4303-4306 on the 43rd floor of the Building are leased to Mitsubishi Electronics America, Inc. If, for any reason, including Landlord's failure or refusal to execute and deliver the same, such lease agreement with Mitsubishi Electronics America, Inc. is not executed and delivered by the parties thereto by Midnight, October 31, 1996, then Landlord may elect to cancel this Agreement, by giving Tenant three (3) days' prior written notice of such cancellation (by regular mail or by hand delivery, to the address set forth above), in which event, effective as of the last day of such three day notice period, the within Agreement shall be deemed null and void and neither party shall have any obligation to the other hereunder, except that Landlord shall return to Tenant the $55,000 payment made by Tenant to Landlord under paragraph 2 hereof.

6. This Agreement shall not in any way bind Landlord until such time as it has been executed by Tenant, and has been executed by Landlord and delivered to Tenant.


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7.  This Agreement may not be modified except by a writing subscribed by
Landlord and by Tenant.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                               Landlord:
                                       MID-CITY ASSOCIATES
                                       By:  Helmsley-Spear, Inc., Agent

                                       By:
--------------------------------            -----------------------------
                                            Name:
                                            Title:


WITNESS:                               Tenant:
                                       TRANS WORLD GAMING CORPORATION


                                       By:
--------------------------------            -----------------------------
                                            Name:
                                            Title:

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